UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2014

AppYea, Inc.
(Exact name of registrant as specified in its charter)
South Dakota
(State or other jurisdiction of incorporation)

333-190999	46-1496846
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 600, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 887-8142
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 6, 2014, the Company’s Board of Directors approved a 15 for 1 forward stock split of the Company’s Common Stock. As of January 6, 2014, there were 2,299,444 Common Shares outstanding. The forward stock split resulted in the issuance of 15 Common Shares for every 1 Common Share held as of January 6, 2014. The forward stock split took effect on January 22, 2014, upon the issuance of the forward stock split shares by the Company’s transfer agent. The Company was not required to submit the corporate action to a vote of security holders pursuant to the South Dakota Business Corporation Act, and was not required to file any documents with the Financial Industry Regulatory Authority (“FINRA”), due to the fact that the Company is not yet publicly traded on any exchange, and has not yet received a stock symbol.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPYEA, INC.

Date: February 11, 2014	/s/ Jackie Williams
Jackie Williams Chief Executive Officer